EXHIBIT 2

                                 AGREEMENT

               AGREEMENT, dated May 21, 1995, among MIP Acquisition Corporation, a Maryland corporation ("Merger Sub"), JER Partners, L.L.C., a Maryland limited liability company (the "Purchaser," and together with Merger Sub, the "Robert Group"), Steven C. Markoff and Jadwiga Z. Markoff (together with Steven C. Markoff, the "Markoffs"), and Palm Finance Corporation ("Palm," and together with the Markoffs, the "Palm Group").

               WHEREAS, simultaneously herewith Purchaser and Merger Sub have entered into an agreement and plan of merger (the
     "Merger Agreement") with MIP Properties, Inc., a Maryland corporation ("MIP" or the "Company") providing for the merger of MIP and Merger Sub (the "Merger"), which Merger is subject to the approval of MIP's shareholders;

               WHEREAS, the Palm Group owns beneficially an aggregate of 1,380,964 shares of common stock of MIP (the "Palm Shares") as set forth on Annex A hereto;

               WHEREAS, upon consummation of the Merger, the Robert Group desires to sell and Palm desires to purchase certain properties and assets of MIP and simultaneously herewith have entered into an agreement (the "Purchase and Sale Agreement") providing for the purchase and sale of such properties and assets; and

               WHEREAS, the Robert Group's willingness to cause
     Purchaser and Merger Sub to enter into the Merger Agreement is conditioned upon the execution and delivery by the parties hereto of this Agreement;

               NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE I

         REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PURCHASER

               Section 1.1 Representations and Warranties of Merger Sub and Purchaser. Merger Sub and Purchaser hereby represent and warrant as follows:

               (a) This Agreement has been duly authorized by all necessary corporate action on the part of Merger Sub and Purchaser, has been duly executed by a duly authorized officer of Merger Sub and Purchaser and constitutes a valid and binding agreement of Merger Sub and Purchaser enforceable against Merger Sub and Purchaser in accordance with its terms.

               (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland and has the requisite corporate power to enter into and perform this Agreement.
               (c) Purchaser is a limited liability company duly formed and organized and in good standing under the laws of Maryland and has the requisite power and authority to enter into and perform this Agreement.

               (d) The execution and delivery of this Agreement by Merger Sub and Purchaser and the performance by Merger Sub and Purchaser of their respective duties hereunder will not contravene any contractual or legal restriction contained in any document to which Merger Sub or Purchaser is a party or by which either of them is bound.

                                 ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE MARKOFFS AND PALM

               Section 2.1  Representations and Warranties of the
     Markoffs and Palm. The Markoffs and Palm hereby represent and warrant as follows:

               (a) This Agreement has been duly authorized by all necessary corporate action on the part of Palm, has been duly executed by a duly authorized officer of Palm and constitutes a valid and binding agreement of Palm enforceable against it in accordance with its terms.

               (b) This Agreement has been duly executed by the Markoffs and constitutes a valid and binding agreement of the Markoffs enforceable against them in accordance with its terms.

               (c) Palm is a corporation duly incorporated, validly existing and in good standing under the laws of California and has the requisite corporate power to enter into and perform this Agreement.

               (d) The execution and delivery of this Agreement by the Markoffs and Palm and the performance by the Markoffs and Palm of their duties hereunder will not contravene any contractual or legal restriction contained in any document to which the Markoffs or Palm is a party or by which any of them is bound.

               (e) The Palm Group is the beneficial owner of, and has good and valid title to, the Palm Shares, free and clear of all liens, encumbrances, claims, charges, assessments and limitations of every kind whatsoever (collectively, "Liens"). There are no outstanding warrants, subscriptions, rights, options, calls, commitments or other agreements to purchase or acquire any of the Palm Shares, nor does the Palm Group have any right to purchase additional shares of common stock of MIP pursuant to any outstanding warrants, subscriptions, rights, options, calls, commitments or other agreements. The Palm Shares are not subject to any voting trust or other voting arrangement, and the Palm Group has not granted any proxy with respect thereto (other than as established by this Agreement). The Palm Group has all necessary power and authority to vote the Palm Shares in favor of the Merger Agreement. Neither the Palm Group nor any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) holds either of record or beneficially any securities of MIP or any of MIP's direct or indirect subsidiaries other than the Palm Shares.

                                ARTICLE III

                            PROXY AND COVENANTS

               Section 3.1 Proxy. The Palm Group hereby constitutes and appoints the Purchaser, so long as this Agreement and proxy is in effect, as the Palm Group's true and lawful attorney and proxy, with full power of substitution, for it and in its name, place and stead, to vote the Palm Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of MIP (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to MIP that the law of the State of Maryland may permit or require) in favor of the adoption of the Merger Agreement and any other matter relating to consummation of the transactions contemplated by the Merger Agreement and against any Competing Transaction. The proxy hereby given shall be irrevocable unless terminated pursuant to Article IV hereof. For purposes of this Agreement, "Competing Transaction" will mean any of the following involving
     MIP: (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by the Merger Agreement); (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial portion of the assets of MIP (other than the transactions contemplated by the Merger Agreement and the Purchase and Sale Agreement); (iii) any tender offer or exchange offer for any of the outstanding shares of capital stock of MIP or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing. The Palm Group agrees that such proxy is coupled with an interest sufficient in law to support an irrevocable proxy and shall not be terminated by any act of the Markoffs or Palm, by lack of appropriate power or authority or by the occurrence of any other event or events other than as provided in
     Article IV hereof. In the event that Purchaser is unable to exercise the power and authority granted hereunder for any reason, the Palm Group agrees to vote all the Palm Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby at any such meeting or adjournment thereof and provide any such consents, certificates or other documents relating thereto.

               Section 3.2 Palm Group Covenant. So long as this Agreement is in effect, the Palm Group agrees that (i) it will not sell, pledge or dispose of the Palm Shares, or permit the Palm Shares to become subject to any Liens; (ii) it will not grant or enter into any warrants, subscriptions, rights, options, calls, commitments or other agreements to (x) purchase or acquire any additional shares of MIP common stock or (y) dispose of the Palm Shares; (iii) it will not subject the Palm Shares to any voting trust or other voting arrangement or grant any proxy with respect to the Palm Shares (other than as established by this Agreement), and the Palm Group will have all necessary power and authority to vote the Palm Shares in favor of the Merger Agreement; and (iv) neither the Palm Group nor any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Securities Act of 1934, as amended) will acquire either record or beneficial ownership of any securities of MIP or any of MIP's direct or indirect subsidiaries, or become a participant in or encourage or solicit a Competing Transaction. Promptly after the execution and delivery of this Agreement, the Markoffs will take whatever action is necessary to cause the 14,658 shares of common stock of MIP beneficially owned by them to be registered in their names and held of record by them, and Palm will take whatever action is necessary to cause the 1,366,306 shares of common stock of MIP beneficially owned by it to be registered in its name and held of record by it in each case as soon as practicable after the date hereof and in any event so that the shares shall be registered in their names and held of record by them, respectively, on the record date for the determination of shareholders of MIP entitled to vote at the meeting at which the shareholders of MIP will vote upon the adoption of the Merger Agreement, it being understood that if the shares are not so registered and held of record on such record date the Palm Group will take whatever action is necessary or may be requested by the Robert Group to insure that all the Palm Shares are voted in favor of the adoption of the Merger Agreement and the transactions contemplated thereby and against any Competing Transaction. The Palm Group shall promptly notify Robert Group in writing when all the Palm Shares are registered in their names and held of record by them. Within two business days after their receipt of proxy materials relating to the Merger, the Markoffs and Palm will deliver all such materials to the Purchaser.

               Section 3.3 Robert Group Covenant. Subject to its right to exercise its rights under Article VII and Article VIII of the Merger Agreement, each of the Purchaser and Merger Sub will use its best efforts to promptly take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the Merger as soon as practicable. Subject to the terms of the Confidentiality Agreement between MIP and J.E. Robert Company, Inc., the Purchaser will send to the Palm Group by telecopy transmission a report on or before Thursday of each week while this Agreement is in effect signed and dated by an officer of Purchaser setting forth what progress was made during the preceding week and what efforts are being made by the Robert Group in order to consummate and make effective the Merger as soon as practicable. The Palm Group acknowledges that such information may be material non-public information concerning MIP.

                                 ARTICLE IV

                                TERMINATION

               Section 4.1 Termination by Palm Group. The Palm Group may terminate this Agreement and terminate the proxy given under
     Article III hereof, upon written notice to the Purchaser, upon the occurrence of any of the following events:

               (a) If the Purchaser fails to confirm in writing to the Company and to the Palm Group on or prior to the twentieth business day after the date of the execution of the Merger Agreement that it has obtained a commitment to provide the Financing described in Section 6.10 of the Merger Agreement and Purchaser has exercised its right to terminate the Merger Agreement under Section 8.3(b) thereof.

               (b) If preliminary proxy material soliciting the approval by the stockholders of MIP of the Merger Agreement and the Merger at the Stockholders Meeting shall not be filed with the Securities and Exchange Commission on or prior to July 30, 1995.

               (c) If the Merger shall not have been consummated on or prior to November 30, 1995.

               (d) If the Merger Agreement is terminated either by Purchaser or the Company.

               (e) If the Merger Agreement is amended or modified in any material respect in a manner materially adverse to MIP, the shareholders of MIP or the Palm Group without the written consent of the Palm Group. The Robert Group covenants and agrees to give the Palm Group prompt notice of any amendment or modification of the Merger Agreement.

               Section 4.2 Termination by Robert Group. The Robert Group may terminate this Agreement, upon written notice to the Palm Group, upon the occurrence of any of the following events:

               (a) If the Merger shall not have been consummated on or prior to November 30, 1995.

               (b) If the Merger Agreement is terminated either by Purchaser or the Company.

                                 ARTICLE V

                               MISCELLANEOUS

               Section 5.1 Merger Agreement. The Robert Group has furnished to the Palm Group a true copy of the Merger Agreement. All capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

               Section 5.2  Notices.  All notices and other
     communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (and is confirmed) or sent by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Merger Sub or Purchaser, to:

                    Jonathan Kern
                    Murry Gunty
                    Gary Stevens
                    J.E. Robert Companies
                    11 Canal Center Plaza, Suite 200
                    Alexandria, VA 22314
                    Telephone No.:  (703) 739-4400
                    Telecopy No.:  (703) 739-7764

                    with a copy to:

                    Stephen W. Hamilton, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                    1440 New York Avenue, N.W.
                    Washington, D.C. 20005
                    Telephone No.:  (202) 371-7000
                    Telecopy No.:  (202) 393-5760

                    and

               (b)  if to the Markoffs or Palm, to:

                    Steven C. Markoff
                    Palm Finance Corporation
                    100 Wilshire Boulevard
                    Santa Monica, CA 90401
                    Telephone No.:  (310) 587-1470
                    Telecopy No.:  (310) 319-0310

                    with a copy to:

                    Joshua M. Berman, Esq.
                    Kramer, Levin, Naftalis,
                      Nessen, Kamin & Frankel
                    919 Third Avenue
                    New York, N.Y. 10022
                    Telephone No.:  (212) 715-9100
                    Telecopy No.:  (212) 715-8000

               Section 5.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               Section 5.4 Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 5.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Section 5.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of law thereof.

               Section 5.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               Section 5.8 Specific Performance. The parties acknowledge that money damages are an inadequate remedy for breach of this Agreement. Therefore, the parties agree that each of them has the right, in addition to (and not in lieu of) any other right they may have under this Agreement or otherwise, to specific performance of this Agreement in the event of any breach hereof by any other party.

               Section 5.9 Further Assurances. The Markoffs and Palm will, upon request, execute and deliver any additional documents and take such other actions as may reasonably be deemed by the Robert Group to be necessary or desirable to complete the transactions contemplated hereby or to further evidence the proxy granted herein or carry out any of the provisions hereof.

               Section 5.10 Attorneys' Fees. In any judicial action or proceeding or any arbitration proceeding between the parties to enforce any of the provisions of this Agreement, to seek damages on account of the breach hereof, to seek injunctive relief to prevent the breach hereof, to seek a judicial determination of the rights or obligations of any party hereto, or in any judicial action or proceeding or any arbitration proceeding between the parties in which this Agreement is raised as a defense, regardless of whether the action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred by the successful party.

               IN WITNESS WHEREOF, Merger Sub, Purchaser and Palm have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Markoffs have signed this Agreement, as of the date first above written.

                                        MIP ACQUISITION CORPORATION

                                        By:  /s/Joseph E. Robert
                                             Name:  Joseph E. Robert
                                             Title: President

                                        JER PARTNERS, L.L.C.

                                        By:  /s/Joseph E. Robert
                                             Name:  Joseph E. Robert
                                             Title:  Member

                                        /s/Steven C. Markoff
                                        STEVEN C. MARKOFF

                                        /s/Jadwiga Z. Markoff
                                        JADWIGA Z. MARKOFF

                                        PALM FINANCE CORPORATION

                                        By:  /s/G. Douglas O'Keefe
                                             Name:  G. Douglas O'Keefe
                                             Title: President


     Annex A

          The following table sets forth the shares of common stock of MIP Properties, Inc. owned beneficially by Palm Finance
     Corporation and Steven C. Markoff and Jadwiga Z. Markoff.

          Shares beneficially owned by Palm Finance
            Corporation*                               1,366,306

          Shares beneficially owned jointly by
            Steven C. and Jadwiga Z. Markoff              14,658

                                        Total:         1,380,964

     ___________________

     * All the outstanding stock of Palm Finance Corporation is owned by A-Mark Financial Corporation, all of whose outstanding stock is owned by Steven C. Markoff. Thus, all shares beneficially owned by Palm Finance Corporation may also be deemed to be beneficially owned by Steven C.
          Markoff.